EXHIBIT 99.1

Appeals Court Grants Stay of

Patent Litigation Injunction for all bcgi Customers

bcgi Reaffirms Ability to Continue Serving Customers and Pursue Appeal

Bedford, MA – December 15, 2005 – Boston Communications Group, Inc. (NASDAQ: BCGI) announced today that the U.S. Court of Appeals for the Federal Circuit (the “Appeals Court”) has stayed the injunction (the “Injunction”) previously granted by the U.S. District Court for the District of Massachusetts (“District Court”) on October 17, 2005 which would have prohibited bcgi from offering three implementations of its U.S. service bureau to any wireless carrier other than a licensee of Freedom Wireless. Therefore, bcgi’s carrier customers, including bcgi’s co-defendant Cingular Wireless, may continue to use bcgi’s prepaid billing service during the appeals process. In addition, the Appeals Court did not require bcgi and the other defendants to post additional security for any potential damages that may accrue during the appeals process.

“We are happy that the Appeals Court has stayed the Injunction,” said E.Y. Snowden, President and CEO of bcgi. “With this decision in our favor, we are now on solid footing to continue to pursue our appeal.”

On October 20, 2005, bcgi and the other defendants filed to appeal the District Court’s judgment on the entire case to the Appeals Court. The appeal process could last twelve to eighteen months, or longer. bcgi continues to assert that it does not infringe the Freedom Wireless patents, and believes the patents are invalid. In addition, bcgi believes that the size of the damages awarded bears no relationship to a reasonable royalty that bcgi or any company would have paid for a license of the patents.

About Boston Communications Group, Inc.

Boston Communications Group, Inc. (NASDAQ: BCGI) develops products and services that enable wireless operators to fully realize the potential of their networks. bcgi’s access management, billing, payment and network solutions help operators rapidly deploy and manage innovative voice and data services for subscribers. Available as licensed products and fully managed services, bcgi’s solutions power carriers and enable mobile virtual network operators (MVNOs) with market-leading implementations of prepaid wireless, postpaid billing, wireless account funding and m-commerce. bcgi was founded in 1988. For more information, visit www.bcgi.net.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s expectations regarding its appeal and statements that the Company’s proprietary prepaid technology does not infringe the Freedom Wireless patents and that such patents are invalid. Such forward-looking statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Among the important factors that would cause actual results to differ materially from those indicated by such forward-looking statements include the Company seeking protection under the U.S. Bankruptcy Code, additional costs to defend additional lawsuits and the anticipated appeal, the inability of the Company to attract and retain both existing and prospective customers and employees, the Company being unable to provide the real-time prepaid wireless service bureau as currently offered in the United States, the inability of the Company to post adequate security to stay execution of the judgment, the ability to market and sell new solutions to wireless operators, the loss of a customer or certain of their markets, a change in the revenues from the Company’s major customers including Nextel Communications, Verizon Wireless, and Cingular Wireless which represented 39%, 24% and 12%, respectively, of the Company’s consolidated revenues for the three months ended September 30, 2005, as well as the other factors that may affect future operating results detailed in bcgi’s quarterly report on Form 10-Q for the three months ended September 30, 2005 filed with the Securities and Exchange Commission.

Contact Information:

Email inquiries—investor_relations@bcgi.net

Financial Relations Board:

Joe Calabrese, Investor Inquiries (212) 827-3772

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